UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2009

ASIA PREMIUM TELEVISION GROUP, INC

(Exact name of registrant as specified in its charter)

Nevada	033-33263	62-1407521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 602, 2 North Tuanjiehu Street, Chaoyang District

Beijing, 100026, People's Republic Of China

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +8610 6582-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

One August 1, 2009, the Company entered into a subscription and asset sale agreement (the “Agreement”) with Beijing Hua Hui Hengye Investment Lt. (“Hua Hui”), an unaffiliated PRC company. Hua Hui is part of The Beijing Hua Hui Corporation, a PRC real estate construction and development conglomerate that specializes in constructing and developing travel, resort, hotel, and apartment properties in popular tourist and other destinations within China.

The Agreement.

Under the Agreement, the Company received from Hua Hui the commercial income rights (described below) to 10,000 square meters of apartment space in Building #1 of the Huadun Changde International Hotel’s Apartment Complex located in the city of Changde in China’s Hunan Province (“Project”). The Project is currently under development by Hua Hui. The parties have valued the commercial income rights at RMB60,000,000 (US$8,776,549,06) based on the fair market value of RMB6000 (US$877.65) per square meter, subject to market conditions. As consideration, the Company will pay a total of RMB50,000,000 (US$7,313,790.88), to be satisfied by issuing Hua Hui 55,487,805 shares of its common stock which is valued at US$0.12 per share (the closing price of the Company’s common stock on the transaction date) for a total stock value of RMB 45,500,000 (or US$6,658,536), and by transferring to Hua Hui certain company assets (described below) valued at approximately RMB 4,500,000 (US$658,241.18).  Upon completion of the transaction, Hua Hui will become the Company’s majority shareholder and will own approximately 84.77% Company’s outstanding shares.

The transaction will be executed through an escrow agreement (“Escrow Agreement”), in which Hua Hui will receive 30% of the Shares and all the Assets within 90 days of signing the Agreement. The other 70% of the Shares will be held in escrow until the completion of the Construction.

As the majority shareholder, Hua Hui is expected to replace or appoint a majority of the company’s directors upon completion of the transaction. However, Meng Hua Liu, Hua Hui’s Chairman and sole shareholder, will be appointed as Chairman of the Company in the immediate future. The new board plans to immediately change the company’s name from Asia Premium Television Group Inc. to China Grand Resorts Inc., subject to shareholder approval.

The Project.

As mentioned above, the Project consists of 10,000 square meters of apartment space in an approximately 21,500 square meter apartment complex located on approximately 3.6 acres of land in Changde, PRC. Changde is a popular tourist destination located in China’s central Hunan province. The city is accessible by rail and air and is in close proximity to several tourist, scenic, and commercial areas. The property also will include a five star hotel and has access roads on the North, East, and West. Construction began on June 1, 2009 and is expected to be completed on December 31, 2010. The Company expects to be able to sell the apartments for approximately RMB6,000 (US$877.85) per square meter (subject to market conditions). In the PRC, the local and central governments owns all of the real property in China, and grants land use rights to third parties. Hua Hui shall continue to own the land use rights and ownership rights to the Project, however the Company shall own the commercial income rights to the Project. Commercial income rights means that the Company shall own and/or receive any and all income and proceeds derived from the Project in any capacity.  The Company intends to market and sell ownership rights to the apartments as well as convey the land use rights to third parties for a fixed price. The Company will receive all proceeds from the sale of the apartments. It is not expected to finance any of the sales to third parties. Under PRC law, the property being developed may be sold at such a time when 25% of construction is complete. As of this date, Hua Hui has completed construction on 10% of the Property. ATVG plans to begin its sales operations as soon as construction reaches 25% completion, which is expected to occur at the end of the fourth calendar quarter of 2009. The Company expects to sell the entire 10,000 square meters of property at the projected market value, subject to market conditions, by the second half of 2011.

Under the Agreement, Hua Hui will be responsible for all costs and expenses incurred in constructing the Project. Once the Project is complete, the Company will assume all control over management and operation management of the Project, except for apartment sales which will occur prior to completion as described above.

Our New Direction.

The Company’s new business goal is to become a leading specialty real estate sales company in China for tourism area developments. The Company does not expect to invest directly in any development project but would only contribute its existing resources and know how to: 1) assist real estate developers to acquire prime land from local governments for development; and/or 2) act as the marketing and sales arm for real estate development projects. Under its new business plan, the company anticipates two revenue models. The first is to operate as the marketing and sales arm of The Beijing Hua Hui Corporation. With Beijing Hua Hui as its anchor client, the Company would generate revenues from: 1) the sale of the Project property, as outlined above; 2) sales commission on over 100,000 square meters of real estate for development on sites in Shaanxi and Hunan provinces currently held by Beijing Hua Hui; 3) future development projects that Hua Hui is currently negotiating at Huang Shan Mountain, the Yabuli Ski resort, the Thousand Lakes area of Zhejiang province, Sanya, and Hangzhou. The second revenue model is to operate as a marketing and sales agent for other real estate tourism area developments throughout the country and generate revenues through sales commissions. The Company is currently in discussion with several national real estate developers who have expressed interest.

ATVG’s main advantage over its competitors is its ability to target China’s wealthy through its access to extensive media networks. This network of media channels can be aggregated through its affiliated companies and includes over 70 print media and 700 online media channels, many of which target our desired market: China’s rich and influential. Existing data indicates that China now has 900,000 people with over RMB10,000,000 in assets, of which 100,000 have over RMB100,000,000 in assets. The Company believes that the number of Chinese consumers able and willing to purchase second homes for vacationing will increase with China’s continued explosive growth. These wealthy consumers are spread throughout the country, which requires targeted national media resources, which is something ATVG will be able to offer its client developers as part of its overall marketing and sales strategy.

The Company believes that it maintains sufficient cash to maintain its current and proposed operations until it can generate revenues from the sale of the apartment units, which is expected to occur in the first quarter of the year 2010. Thereafter, the Company believes that revenues from the Project will be sufficient to allow participation in its new business model.

Asset Consideration.

Under the terms of the Agreement, as additional consideration for acquiring the commercial rights to the Project, the Company will sell to Hua Hui the following non-performing or discontinued assets (“Assets”): 1) 100% of the Company’s share holdings in its wholly-owned subsidiary Globstream Technology Inc.; 2) All assets and liabilities belonging to the Company’s subsidiary Sun New Media Transactional Services Limited, with the exception of the subsidiary’s cash, office furniture, and any third-party debts, liabilities, or receivables, which shall remain its property; 3) All assets and liabilities belonging to the Company’s subsidiary Sun Focus Technology Ltd., with the exception of the subsidiary’s cash, office furniture, and any third-party debts, liabilities, or receivables, which shall remain its property; and 4) other miscellaneous assets. The consideration value of the Assets is RMB 4,500,000 (US$658,241.18), which is slightly above their book value.

This filing includes statements that may constitute 'forward-looking' statements. Certain of the statements contained herein, which are not historical facts, are forward-looking statements, and usually containing the word 'believe,' 'estimate,' 'project,' 'expect,' 'plan,' 'anticipate' or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. By making these forward-looking statements, the Company disclaims any obligation to update these statements for revisions or changes after the date of this report.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Agreement, the Company is obligated to issue a total of 55,487,805 shares of its common stock-See Item 1.01 above. This Form 8-K will be amended when such event occurs.

Item 5.01 Changes in Control of Registrant.

Pursuant to the Agreement, a change of control has occurred with respect to the Company-See Item 1.01 above. This Form 8-K will be amended when such event occurs.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Agreement, Mr. Meng Hua Liu will be appointed as Chairman of the Company-See Item 1.01 above. This Form 8-K will be amended when such event occurs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asia Premium Television Group, Inc.

Date: August 4, 2009	By:	/s/ Jing Xing
	Name:	Jing Xing
	Title:	Chief Executive Officer and Co-Chairman